Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement Post Effective Amendment Number 1 to Form S-1 of our report included herein dated February 25, 2009, with respect to the balance sheets of FLM Minerals, Inc. (an exploration company) as of November 30, 2008 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended.

KEMPISTY & COMPANY CPAs PC

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated:  October 4, 2010